Exhibit 10.10

AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT is entered into as of March 31, 2014, by and between Kaiser Aluminum Corporation, a Delaware corporation (the “Company”), and Jack A. Hockema (the “Participant”). Terms not defined in this Amendment shall have the meaning set forth in the Agreement (as defined below).

WHEREAS, the Company and the Participant entered into an employment agreement dated effective March 5, 2014 (the “Agreement”) and wish to amend the provision therein relating to incentive compensation.

NOW, THEREFORE, the parties agree as follows:

1.	Section 3.4 of the Agreement is amended in its entirety to read as follows:

3.4    Incentive Compensation. Each fiscal year, the Executive will be eligible to receive grants of long-term incentive compensation, including, but not limited to equity awards (such as restricted stock, stock options and performance shares) having a target economic value of 227% of the Base Salary for the fiscal year, on similar terms as grants made to senior executives; provided, however, that (i) 36% of the target value of the long-term incentive grant shall be in the form of restricted stock and 64% of the target value of the long-term incentive grant shall be in the form of performance shares, and (ii) absent the Executive’s express approval, in the event of a termination of the Executive’s employment, other than pursuant to Section 4.4, the Executive’s vested interest in each outstanding grant shall be not less favorable than (a) with respect to shares of restricted stock and performance shares, the terms of grants made to other Tier I participants during the applicable fiscal year in connection with the Company’s long-term incentive compensation program, and (b) with respect to all other grants, had such grant provided for vesting in proportion to the actual number of days of the Executive’s employment during the applicable vesting period over the total number of days in such vesting period.

2.
The provisions of this Amendment supersede and replace in their entirety any conflicting provision set forth in the Agreement. Except as specifically amended hereby, the Agreement will continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

KAISER ALUMINUM CORPORATION

By: /s/ John M. Donnan
Name: John M. Donnan
Title: Executive Vice President - Legal, Compliance and Human Resources

/s/ Jack A. Hockema
Jack A. Hockema
President and Chief Executive Officer